Exhibit 3.1

Amendment to the Fifth Amended and Restated Bylaws of Masimo Corporation
Effective April 20, 2023

Article I, Section 1(3) of the Fifth Amended and Restated Bylaws of Masimo Corporation (the “Bylaws”) is hereby amended by replacing the reference to “April 24, 2023” with “May 1, 2023”.